Exhibit 99.1

Contact:                                                   Investors — Will Lyons, (617) 532.8104, ir@enernoc.com

Media — Sarah McAuley, (617) 532.8195, news@enernoc.com

EnerNOC Reports Fourth Quarter and Year End 2009 Financial Results

•                  Quarterly and full-year revenues up 36% and 80%, respectively, year over year

•                  Record annual gross margin of 45.3% in 2009

•                  Positive cash flow from operations of $18.3 million in the second half of 2009

•                  Increases 2010 guidance to $255 to $268 million and GAAP EPS of $0.24 to $0.34

BOSTON, MA, February 11, 2010 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of clean and intelligent energy solutions, today announced financial results for the fourth quarter and year ended December 31, 2009.

“We achieved strong top and bottom line results in 2009,” commented Tim Healy, EnerNOC’s Chairman and Chief Executive Officer. “We surpassed our objectives in terms of capacity under management and customer additions, revenues, and earnings per share, and we delivered on our promise to generate positive cash flow from operations in the second half of the year. We also generated a non-GAAP profit of $7 million for the year. As a result of this past performance and our continued momentum, we are well positioned to deliver positive GAAP earnings per share in 2010.”

Financial Summary

The following financial results are reported on a U.S. GAAP-basis, unless otherwise noted:

Revenues — Revenues for the fourth quarter of 2009 were $26.7 million, compared to $19.7 million for the same period in 2008, an increase of $7.1 million, or 36%. Revenues for the year ended December 31, 2009 were $190.7 million, compared to $106.1 million for the year ended December 31, 2008, an increase of $84.6 million, or 80%.

Cost of Revenues — Cost of revenues for the fourth quarter of 2009 was $18.0 million, compared to $12.1 million for the same period in 2008, an increase of $5.9 million, or 49%. Cost of revenues for the year ended December 31, 2009 was $104.2 million, compared to $64.8 million for the year ended December 31, 2008, an increase of $39.4 million, or 61%.

Gross Profit/Gross Margin — Gross profit for the fourth quarter of 2009 was $8.8 million, compared to $7.6 million for the same period in 2008, an increase of $1.2 million, or 15%. Gross profit for the year ended December 31, 2009 was $86.5 million, compared to $41.3 million for the year ended December 31, 2008, an increase of $45.2 million, or 109%. Gross margin was 32.7% for the fourth quarter of 2009 and 45.3% for the year ended December 31, 2009, compared to 38.6% and 38.9%, respectively, for the same periods in 2008.

Operating Expenses — Operating expenses for the fourth quarter of 2009 were $23.3 million, compared to $19.7 million for the same period in 2008, an increase of $3.6 million, or 18%. Total operating expenses for the year ended December 31, 2009 were $91.5 million (including $13.1 million of non-cash stock-based compensation expense) compared to $78.5 million (including $10.4 million of non-cash stock-based compensation expense) for the year ended December 31, 2008, an increase of $13.0 million, or 17%.

Net Loss/Income —

GAAP Results

GAAP net loss for the fourth quarter of 2009 was $15.2 million, or $0.64 per basic and diluted share, compared to a net loss of $12.2 million, or $0.61 per basic and diluted share, for the same period in 2008. GAAP net loss for the year ended December 31, 2009 was $6.8 million, or $0.32 per basic and diluted share, compared to a net loss of $36.7 million, or $1.88 per basic and diluted share, for the year ended December 31, 2008.

Non-GAAP Results

Excluding stock-based compensation charges and amortization of expenses related to acquisition-related assets, non-GAAP net loss for the fourth quarter of 2009 was $11.9 million, or $0.50 per basic and diluted share, compared to a non-GAAP net loss of $9.0 million, or $0.45 per basic and diluted share, for the same period in 2008. Non-GAAP net income for the year ended December 31, 2009 was $7.0 million, or $0.33 per basic share, and $0.30 per diluted share, compared to a non-GAAP net loss of $25.2 million, or $1.29 per basic and diluted share, for the year ended December 31, 2008.

Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP net loss and net loss per share.

Cash and Cash Equivalents — As of December 31, 2009, the Company had cash and cash equivalents totaling $119.7 million, an increase of $59.0 million from cash and cash equivalents as of December 31, 2008.  This increase is primarily due to the completion of the Company’s follow-on offering in August 2009, which added approximately $83.4 million to the Company’s balance sheet.

Business Update

EnerNOC’s fourth quarter and full year 2009 business highlights included:

•                  Completing the acquisition in December of Cogent Energy, a California-based retro-commissioning and energy management firm.

•                  Increasing its demand response megawatts under management by 73% to over 3,550 as of December 31, 2009, up from over 2,050 as of December 31, 2008.

•                  Increasing the number of commercial, institutional, and industrial (C&I) customers in its demand response network to approximately 2,800 and sites to approximately 6,500 as of December 31, 2009, up from 1,650 customers and 4,000 sites as of December 31, 2008.

•                  Improving its operating leverage as evidenced by an increase in megawatts under management per full-time employee to approximately 8.5 as of December 31, 2009, up from 6.0 as of December 31, 2008.

•                  Dispatching demand response resources in its network over 130 times during the year and delivering average event performance of over 100% based on nominated versus delivered capacity.

Financial Outlook

The Company currently expects to deliver the following financial results for the quarter ending March 31, 2010 and the year ending December 31, 2010:

	Q1 2010	FY 2010
Revenue	$24-$26 million	$255-$268 million
GAAP EPS Diluted	($0.70) — ($0.76)	$0.24 — $0.34
Non-GAAP EPS Diluted	($0.50) — ($0.56)	$0.94 — $1.04

The above statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.  The Company assumes no obligation to publicly update or revise its financial outlook.  Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.

Webcast Reminder

The Company will host a conference call today, February 11, 2010 at 5:00 p.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2009 operating results, as well as other forward-looking information about the Company’s business.  Domestic callers may access the earnings conference call by dialing 877-837-3911 (International callers, dial 973-796-5063).  Investors and other interested parties may also go to the Investor Relations section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call.  Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software.  A replay of the conference call will be available on the Company’s website noted above or by phone (dial 800-642-1687 and enter the pass code 54643184) until February 21, 2010.

About EnerNOC

EnerNOC, Inc. is a leading provider of clean and intelligent energy solutions, which include demand response, energy efficiency, energy procurement, and emissions tracking and trading services.  These solutions help optimize the balance of electric supply and demand, provide cost-effective alternatives to traditional power generation, transmission, and distribution infrastructure, and drive significant cost-savings for end-use customers.  The Company uses its Network Operations Center, or NOC, and PowerTrak® enterprise software platform to remotely manage and reduce electricity consumption across a growing network of commercial, institutional, and industrial customer sites, making demand response capacity available to grid operators and utilities on demand, while helping end-users of electricity achieve energy savings, environmental benefits, and improved financial results.  For more information visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, the Company’s ability to deliver positive GAAP earnings per share for the year ending December 31, 2010, and the future growth and success of the Company’s demand response and energy management solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In addition, certain of the Company’s contracts and expansion of existing contracts may be subject to approval of state or local regulatory agencies.  There can be no assurance that such approvals will be obtained.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

EnerNOC continues to provide all information required in accordance with GAAP and also provides certain non-GAAP financial measures.  A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  EnerNOC provides non-GAAP net income (loss) and non-GAAP net income (loss) per share data as additional information relating to EnerNOC’s operating results.  EnerNOC presents these non-GAAP financial measures as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss) or net income (loss) per share prepared in accordance with GAAP.

EnerNOC’s management uses certain non-GAAP financial information, namely operating results excluding the impact of stock-based compensation charges made in accordance with FASB ASC Topic 718 and amortization expense related to acquisition-related assets, to evaluate its ongoing operations and for internal planning and forecasting purposes.  Accordingly, EnerNOC believes it is useful for its investors to review, as applicable, information that both includes and excludes stock-based compensation and amortization expense related to acquisition-related assets in order to assess the performance of EnerNOC’s business and for planning and forecasting in future periods.  Whenever EnerNOC reports non-GAAP financial measures, a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure will be made available.  Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

In EnerNOC’s earnings releases, conference calls, slide presentations or webcasts, it may use or discuss non-GAAP financial measures as defined by SEC Regulation G.  The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release after the condensed consolidated financial statements and can be found on the Investor Relations page of the EnerNOC corporate Web site at http://investor.enernoc.com.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenues	$26,733	$19,665	$190,675	$106,115
Cost of revenues	17,983	12,071	104,215	64,819
Gross profit	8,750	7,594	86,460	41,296

Operating expenses:
Selling and marketing	10,021	7,075	39,502	30,789
General and administrative	11,155	11,063	44,407	41,582
Research and development	2,077	1,563	7,601	6,123
Total operating expenses	23,253	19,701	91,510	78,494
Loss from operations	(14,503)	(12,107)	(5,050)	(37,198)
Interest and other income (expense), net	71	23	(1,446)	798
Loss before income tax expense	(14,432)	(12,084)	(6,496)	(36,400)
Provision for income tax expense	(771)	(82)	(333)	(262)
Net loss	$(15,203)	$(12,166)	$(6,829)	$(36,662)

Basic and diluted earnings per common share	$(0.64)	$(0.61)	$(0.32)	$(1.88)

Weighted average number of common shares outstanding Basic and diluted	23,727,647	19,800,518	21,466,813	19,505,065

EnerNOC, Inc.

Condensed Consolidated Balance Sheet

	Year Ended December 31,
	2009	2008
Assets
Cash and cash equivalents	$119,739	$60,782
Restricted cash, including non-current	7,874	1,419
Marketable securities	—	2,000
Accounts Receivable, net	17,708	11,150
Unbilled revenue	40,388	11,585
Deposits, including non-current	3,297	2,648
Prepaid expenses and other current assets	4,063	1,535
Property and equipment, net	31,344	26,975
Goodwill and intangible assets, net	29,628	18,535
Other assets	981	65
Total assets	$255,022	$136,694

Liabilities and Stockholders’ Deficit
Accounts payable	$55	$1,171
Accrued capacity payments	40,534	18,643
Accrued payroll and related expenses	9,688	6,309
Accrued expenses and other current liabilities	3,706	3,822
Contingent consideration provision	1,455	—
Deferred revenue	3,319	2,257
Long-term debt, including current portion	73	4,563
Other liabilities	1,217	709
Stockholders’ equity	194,975	99,220
Total liabilities and stockholders’ equity	$255,022	$136,694

EnerNOC, Inc.

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2009	2008

Cash provided by (used in) operating activities	$8,086	$(15,207)
Cash (used in) provided by investing activities	(29,172)	6,894
Cash provided by (used in) financing activities	80,013	(1,070)
Effects of exchange rate changes on cash	30	(77)
Net increase (decrease) in cash and cash equivalents	$58,957	$(9,460)

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis and for non-GAAP measures that are forward-looking is provided herein on a qualitative basis.

The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude expenses related to stock-based compensation and amortization expense related to acquisition-related assets. The Company’s basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company’s historical and prospective financial performance.

Management uses these non-GAAP financial measures when evaluating the Company’s operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  The Company believes that the presentation of non-GAAP measures that adjust for the impact of stock-based compensation expenses and amortization expense related to acquisition-related assets provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the company’s operating results and underlying operational trends.

•                  Although stock-based compensation is an important aspect of the compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.

•                  The Company does not acquire intangible assets on a predictable cycle. The Company’s intangible assets relate solely to business acquisitions.  Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company’s liquidity.

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

GAAP net loss	$(15,203)	$(12,166)	$(6,829)	$(36,662)
ADD: Stock-based compensation	3,138	3,049	13,134	10,439
ADD: Amortization expense of acquired intangible assets	178	166	692	1,019
Non-GAAP net (loss) income	$(11,887)	$(8,951)	$6,997	$(25,204)

GAAP net loss per basic share	$(0.64)	$(0.61)	$(0.32)	$(1.88)
ADD: Stock-based compensation	$0.13	$0.15	$0.61	$0.54
ADD: Amortization expense of acquired intangible assets	$0.01	$0.01	$0.04	$0.05
Non-GAAP net (loss) income per basic share	$(0.50)	$(0.45)	$0.33	$(1.29)

GAAP net loss per diluted share	$(0.64)	$(0.61)	$(0.32)	$(1.88)
ADD: Stock-based compensation	$0.13	$0.15	$0.61	$0.54
ADD: Amortization expense of acquired intangible assets	$0.01	$0.01	$0.04	$0.05
LESS: Dilutive impact of weighted average common stock equivalents	$—	$—	$(0.03)	$—
Non-GAAP net (loss) income per diluted share	$(0.50)	$(0.45)	$0.30	$(1.29)

Weighted average number of common shares outstanding
Basic	23,727,647	19,800,518	21,466,813	19,505,065
Diluted	23,727,647	19,800,518	23,021,435	19,505,065